UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd.
Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2021 we entered into an employment agreement with Lawrence J. Steenvoorden to serve as our Chief Financial Officer and Executive Vice President, commencing as of January 5, 2022. The principal terms of the employment agreement are described in Item 5.02 below, which description is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Lawrence J. Steenvoorden

We entered into an employment agreement dated December 30, 2021 with Lawrence J. Steenvoorden with respect to terms of his employment as our Chief Financial Officer and Executive Vice President, effective as of January 5, 2022. The terms of the employment agreement were approved by the compensation committee, which consists of three disinterested members of the board of directors, and compensation terms were established in part based upon advice of Pearl Meyer & Partners, LLC, the compensation committee’s independent compensation consultant.

The employment agreement provides for Mr. Steenvoorden’s at-will employment as our Chief Financial Officer and Executive Vice President for an initial term commencing January 5, 2022 and expiring December 31, 2022. The term will extend automatically for an additional calendar year as of each January 1 (commencing January 1, 2023), unless either party delivers, by no later than the immediately preceding October 1 (initially October 1, 2022), a written notice to the other party that the term will not be extended.

Under the terms of the employment agreement, we will pay Mr. Steenvoorden an annual base salary of $335,000, which amount is subject to annual review by the compensation committee and may be increased, but not decreased. In addition, we will pay Mr. Steenvoorden (a) a cash signing bonus totaling $85,000, of which $40,000 will be payable in January 2022 and $45,000 will be payable in July 2022, and (b) a non-accountable allowance totaling $12,000 for living expenses associated with his relocation to a new principal place of employment with us, payable in equal monthly installments in January, February and March 2022.

In accordance with the terms of the employment agreement, we granted to Mr. Steenvoorden on January 5, 2022 (a) a nonqualified stock option, or the NSO, to acquire 300,000 shares of common stock at a price of $1.12 per share, expiring on January 5, 2029, and (b) a restricted stock unit award, or the RSU, to acquire, without payment of any purchase price, up to 160,714 shares of common stock. Consistent with Nasdaq Listing Rule 5635(c)(4), the NSO and the RSU were granted outside of any stock equity plan as an inducement material to Mr. Steenvoorden’s entering into employment with us and was approved by the compensation committee without need for stockholder approval. Subject to Mr. Steenvoorden’s continued service with us, the shares subject to the NSO will vest in four equal annual installments and the shares subject to the RSU will vest in three equal annual installments, except that, in each case, vesting will accelerate in full upon (a) our termination of Mr. Steenvoorden’s employment without Cause, Mr. Steenvoorden’s termination of his employment for Good Reason or the expiration of the Term upon notice of nonrenewal delivered by Chembio, in each case within twelve months following a Change in Control, or (b) Mr. Steenvoorden’s death or Permanent Disability (each such capitalized term as defined in the employment agreement).

Pursuant to the employment agreement, if Mr. Steenvoorden’s employment is terminated or not renewed by us without Cause or by Mr. Steenvoorden for Good Reason, we will be required to pay to Mr. Steenvoorden (a) a lump sum amount equal to his annual base salary and a pro rata bonus amount, each with respect to the year in which the termination occurs, and (b) on a monthly basis, for a period of up to one year, an amount equal to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) premium for the highest level of coverage available under our group health plans, but reduced by the monthly amount that Mr. Steenvoorden would pay for such coverage if he were an active employee.

The foregoing description of Mr. Steenvoorden’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Background of Lawrence J. Steenvoorden

Lawrence J. Steenvoorden joined us as our Chief Financial Officer and Executive Vice President, commencing on January 5, 2022. Mr. Steenvoorden previously served at Accordion Partners, a private equity-focused financial consulting and technology firm, as a Senior Director from December 2018 to December 2021 and as a Director from December 2017 to December 2018. At Accordion Partners, Mr. Steenvoorden led teams engaged for accounting and finance transaction support, financial advice, strategic finance projects and interim Chief Financial Officer roles. He was Chief Accounting & Financial Officer of Onyx Renewable Partners, LP, a renewable energy development company managed by Blackstone Energy Partners, from March 2016 to November 2017. From 2001 to February 2016, he served in various accounting roles of increasing responsibility at Siemens Healthcare Diagnostics Inc., Siemens Corporation and Siemens AG, including most recently Global Controller, Business Planning & Controlling of Siemens Healthcare Diagnostics Inc. Mr. Steenvoorden is a Certified Public Accountant. He received a Bachelor of Science degree in Accounting from the University of Delaware and a Master of Business Administration degree from Rider University. He is 51 years old.

There are no relationships or related party transactions involving Mr. Steenvoorden or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 5, 2022, we issued a press release entitled “Chembio Diagnostics Announces Appointment of Larry Steenvoorden as Chief Financial Officer,” a copy of which is included as Exhibit 99.1 to this report.

On January 6, 2022, we issued a press release entitled “Chembio Diagnostics Reports Inducement Award Under Nasdaq Listing Rule 5635(c)(4),” a copy of which is included as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1†*	Employment Agreement, dated as of December 30, 2021 and effective as of January 5, 2022, between Chembio Diagnostics, Inc. and Lawrence J. Steenvoorden

99.1	Press release of Chembio Diagnostics, Inc., dated January 5, 2022 and entitled “Chembio Diagnostics Announcements Appointment of Larry Steenvoorden as Chief Financial Officer”

99.2	Press release of Chembio Diagnostics, Inc., dated January 5, 2022 and entitled “Chembio Diagnostics Reports Inducement Award Under Nasdaq Listing Rule 5635(c)(4)”

104	Cover Page Interactive Data File (embedded within the XBRL document)

†	Indicates management contract or compensatory plan.

*	Certain information redacted and replaced with “[***]”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: January 6, 2022	By:	/s/ Richard L. Eberly
Chief Executive Officer and President